Exhibit 10.1

NAME	J. Patrick Keyes
POSITION	Executive VP & Chief Financial Officer
BASE SALARY	$485,000
2012 STPP AWARD*
Target Award (75%)	$363,750
2013 LONG-TERM EQUITY AWARD**
Theoretical Value	$906,950
TOTAL VALUE OF PAY PROGRAM*	$1,755,700

* Reflects post-promotion value
** Estimated value: Reflects post-promotion award based on today's market. This award consists of stock options, restricted stock, and performance units.

Note: Mr. Keyes is entitled to participate in the company's pension plan and other retirement plans. In addition, Mr. Keyes is eligible for an executive financial planning benefit, executive life insurance and executive annual physical benefit on a basis commensurate with other Executive Vice Presidents of the company.